Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release — April 16, 2008

DATALINK REPORTS 2008 FIRST-QUARTER OPERATING RESULTS
Record First Quarter Revenues of $47.7 million, up 17% from First Quarter 2007

MINNEAPOLIS — April 16, 2008 -  Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported that revenues for the quarter ended March 31, 2008, were $47.7 million compared to $40.9 million for the prior-year period, an increase of 17 percent.  Datalink’s results for the 2008 and 2007 first quarters include three months and two months, respectively, of Midrange Computer Solutions, Inc. (MCSI) results of operations following the acquisition which closed on January 31, 2007.

GAAP Results

On a GAAP basis, the company reported net earnings of $505,000 or $0.04 per diluted share for the first quarter ended March 31, 2008.  This compares to a net loss of $719,000 or $0.06 per diluted share in the first quarter of 2007.

Non-GAAP Results

Non-GAAP net earnings for the first quarter of 2008 were $769,000 or $0.06 per diluted share compared to a non-GAAP net loss of $153,000 or $0.01 per diluted share in the first quarter of 2007.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Charlie Westling, Datalink’s President and CEO, commented, “We are pleased with our strong first quarter performance and that the company was able to report results that were at the high end of our previous revenue and earnings guidance range.   This performance is a result of a solid product and service backlog entering the quarter, continued favourable customer spending activity during the quarter and higher gross margins on products and services.  Highlights for the quarter included:

•                  An overall gross margin of 27.3%, which represents the highest gross margin since the fourth quarter of 2004;

•                  A record level of services revenue totalling $19.2 million;

•                  Improved levels of productivity, as gross profit dollars per employee on an annualized basis increased to $260,000 in the first quarter of 2008, up 20% from $217,000 in the first quarter of 2007;

•                  A strong cash and investment position of $26.4 million at the end of the first quarter, up from $25.2 million at the end of 2007.”

Westling continued, “As we head into the second quarter of 2008 we believe that we can build off our strong performance from the last three quarters and continue our profitable growth this year by executing on our key initiatives.  Datalink’s priorities are:

•                  Continuing to increase employee productivity by leveraging investments in field and customer support areas;

•                  Further penetrating the enterprise customer base;

•                  Targeting high growth market segments and deploying new technologies;

•                  Delivering greater value to customers through more solutions and services; and

•                  Pursuing acquisitions that will enable the company to build critical mass in key locations and provide additional services to our customers.”

Outlook

                The company ended the quarter with a backlog of $30 million compared to $23 million at the end of the first quarter of 2007.  Based on Datalink’s current backlog and opportunities that Datalink is currently seeing across its customer base, the company expects revenue to be between $48 million and $52 million, with GAAP net earnings to be between $0.05 and $0.09 per diluted share in the second quarter of 2008.  On a non-GAAP basis, the company expects second quarter earnings to be in the range of $0.07 to $0.11 per diluted share.  This compares with revenues of $40.3 million in the second quarter of 2007 and a loss of $0.03 per diluted share and breakeven earnings per diluted share on a GAAP and non-GAAP basis, respectively.  Non-GAAP earnings per share exclude the effect of purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes.  The company estimates this total effect will be $.02 per diluted share for the second quarter.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Time when Datalink’s president and chief executive officer, Charlie Westling, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview.  Participants can access the conference call by dialing (866) 863-7084 (no later than 3:55 p.m. Central Time).  Participants will be asked to identify the Datalink conference and provide the designated identification number (40728445). A live Webcast of the conference call can be heard via Datalink’s Website at www.datalink.com.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements and supports information storage infrastructures that store, protect and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage and IP-based storage, using industry-leading hardware, software and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2008 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, integration costs related to acquisitions and the related effects on income taxes.  Annualized gross profit is based upon the quarterly profit multiplied by four.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company contacts:

Investor Relations:	Analyst Contact:
Kim Payne	Greg Barnum
Investor Relations Coordinator	Chief Financial Officer
Phone: 952-279-4794	Phone: 952-279-4816
Fax: 952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Net sales:
Products	$28,526	$27,566
Services	19,199	13,345
Total net sales	47,725	40,911

Cost of sales:
Cost of product sales	21,067	21,293
Cost of service sales	13,652	9,744
Total cost of sales	34,719	31,037
Gross profit	13,006	9,874
Operating expenses:
Sales and marketing	5,837	5,280
General and administrative	3,173	3,136
Engineering	3,158	2,272
Integration costs	—	442
Amortization of intangibles	178	194
	12,346	11,324
Earnings (loss) from operations	660	(1,450)
Interest income	198	254
Earnings (loss) before income taxes	858	(1,196)
Income tax expense (benefit)	353	(477)
Net earnings (loss)	$505	$(719)

Net earnings (loss) per common share:
Basic	$0.04	$(0.06)
Diluted	$0.04	$(0.06)
Weighted average common shares outstanding:
Basic	12,308	11,779
Diluted	12,423	11,779

DATALINK CORPORATION

BALANCE SHEETS

(In thousands)

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$26,436	$22,687
Short term investments	—	2,477
Accounts receivable, net	14,310	26,156
Inventories	2,726	6,034
Deferred customer support contract costs	41,053	39,707
Inventories shipped but not installed	10,271	9,048
Current deferred income taxes	1,049	1,049
Other current assets	364	350
Total current assets	96,209	107,508
Property and equipment, net	2,155	2,270
Goodwill	17,748	17,748
Intangibles, net	3,433	3,611
Other assets	306	332
Total assets	$119,851	$131,469

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,919	$33,391
Accrued commissions	1,165	2,038
Accrued income taxes	135	283
Accrued sales and use tax	757	1,167
Accrued expenses, other	2,019	2,288
Sublease reserve current	329	335
Deferred revenue from customer support contracts	53,982	52,014
Total current liabilities	79,306	91,516
Deferred rent	194	226
Deferred income tax liability	537	537
Sublease reserve non-current	866	946
Total liabilities	80,903	93,225

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 12,477,545 and 12,476,419 shares issued and outstanding as of March 31, 2008 and December 31, 2007, respectively	12	12
Additional paid-in capital	39,465	39,266
Accumulated deficit	(529)	(1,034)
Total stockholders’ equity	38,948	38,244
Total liabilities and stockholders’ equity	$119,851	$131,469

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Net earnings (loss) on a GAAP basis	$505	$(719)
Adjustments:

Purchase accounting adjustment to deferred revenue	50	180
Total gross margin adjustments	50	180

Stock based compensation expense included in sales and marketing	66	26
Stock based compensation expense included in general and administrative	88	95
Stock based compensation expense included in engineering	66	7
Integration costs	—	442
Amortization of intangible assets	178	194
Total operating expense adjustments	398	764

Income tax effect	(184)	(378)

Non-GAAP net earnings (loss)	$769	$(153)

Non-GAAP net earnings (loss) per share - Basic	$0.06	$(0.01)
Non-GAAP net earnings (loss) per share - Diluted	$0.06	$(0.01)

Shares used in non-GAAP per share calculation - Basic	12,308	11,779
Shares used in non-GAAP per share calculation - Diluted	12,423	11,779

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net earnings (loss)	$505	$(719)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:

Provision for bad debts	9	36
Depreciation	241	251
Amortization of intangibles	178	194
Deferred income taxes	—	(477)
Deferred rent	(32)	23
Amortization of sublease reserve	(86)	(92)
Stock based compensation expense	220	128
Changes in operating assets and liabilities; net of effects from purchase of MCSI
Accounts receivable	11,837	6,088
Inventories	2,085	1,393
Deferred customer support contract costs/revenues, net	622	1,457
Accounts payable	(12,472)	(6,730)
Accrued expenses	(1,700)	1,411
Other	12	(139)
Net cash provide by operating activities	1,419	2,824

Cash flows from investing activities:
Proceeds from sale of investments	2,477	—
Purchases of property and equipment	(126)	(366)
Payment for purchase of MCSI, net of cash acquired	—	(1,788)
Net cash provided by (used in) investing activities	2,351	(2,154)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	46
Tax withholding payments reimbursed by restricted stock	(21)	(39)
Net cash provided by (used in) financing activities	(21)	7

Increase in cash and cash equivalents	3,749	677
Cash and cash equivalents, beginning of period	22,687	22,900
Cash and cash equivalents, end of period	$26,436	$23,577

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 1,163,384 shares of common stock in connection with acquisition of MCSI	$—	$8,953